Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FANTASY SPORTS NET, INC.
                            (a New York corporation)

                       (Under Section 805 of the Business
                    Corporation Law of the State of New York)

                     --------------------------------------

     The undersigned, desiring to amend a certificate of incorporation under the provisions of the Business Corporation Law of the State of New York (hereinafter referred to as the "BCL"), hereby certifies as follows:

     FIRST: The name of the corporation is Fantasy Sports Net, Inc (hereinafter referred to as the "Corporation").

     SECOND: The Certificate of Incorporation of the Corporation was filed by the New York Department of State on the 14th day of April, 1998.

     THIRD: The amendments to the Certificate of Incorporation effected by this Certificate are as follows:

     (a) Paragraph Fourth of the Certificate of Incorporation of the Corporation, which sets forth the aggregate number and designations of shares of stock which the Corporation shall have the authority to issue, is hereby amended to increase the number of authorized shares from 200 to 50,000,000 and to change the par value from no par value to $.0001 by eliminating it in its entirety and substituting the following language in lieu thereof:

                    "Fourth: The aggregate number of shares of stock which the corporation shall have the authority to issue is fifty million (50,000,000) shares, of one class only which shares shall be designated Common Stock, each such share having a par value of $.0001."

     (b) Each of the Corporation's issued shares, with no par value per share, outstanding prior to this Amendment shall be converted into and exchanged for shares of the Corporation's common stock, $.0001 per share, as follows:


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

Issued shares changed:              36 shares of common stock
                                    no par value

Issued shares resulting             9,000,000 shares of common stock,
from change                         $.0001 par value
(on a 250,000 to 1 basis)

Unissued shares changed             164 shares of common stock,
                                    no par value

Unissued shares resulting           41,000,000 shares of common stock,
from change                         $.0001 par value
(on a 250,000 to 1 basis)

     (c) To change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him. To accomplish the change, Paragraph Fifth of the Certificate of Incorporation relating to the service of process is hereby amended to read as follows:

                    "Fifth: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                                    c/o Darrell Lerner
                                    142 Mineola Avenue, Suite 2-D
                                    Roslyn Heights, New York 11577

     (d) To add a new article "Sixth" to eliminate pre- emptive rights. To accomplish the foregoing, a new article "Sixth" is hereby added to read as follows:

                    "Sixth: No holder of shares of the Corporation, because of his ownership of such shares, shall have a pre-emptive, preferential or other right to purchase, subscribe for, receive or take any part of any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right to purchase its shares of any class, whether now or hereafter authorized, and whether issued, optioned, sold or offered for sale by the Corporation for cash or other consideration."

     (e) To add a new article "Seventh" for indemnification of officers and directors. To accomplish the foregoing, a new article "Seventh" is hereby added to read as follows:


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

                    "Seventh: (i) The Corporation may, to the fullest extent permitted by Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

                    (ii) A director of this Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in his or her capacity as a director, unless a judgment or other final adjudication adverse to him or her establishes that (x) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (y) he or she personally gained in fact a financial or other advantage to which he or she was not legally entitled or (z) his or her acts violated
                    Section 719 of the Business Corporation Law."

     (f) To add a new article "Eighth" regarding interested transactions. To accomplish the foregoing, a new article "Eighth" is hereby added to read as follows:

                    "Eighth: A director or officer of the Corporation shall not, in the absence of fraud, be disqualified from his or her office by dealing with or contracting with the Corporation as vendor, purchaser or otherwise. In the absence of fraud, no transaction, contract or act of the Corporation, the Board of Directors, the Executive Committee of the Board of Directors, or any other duly constituted committee, shall be void, voidable or affected by reason of the fact that any director or officer of the Corporation, or any firm of which any director or officer of the Corporation is a member, or any corporation of which any director or officer of the Corporation is an officer, director, or shareholder, is in any way interested in the transaction, contract or act, if either:


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

                    (i) the fact of such common directorship, officership, or financial or other interest is disclosed or known to the Board of Directors or the Executive Committee, and the Board of Directors or the Executive Committee approves the transaction, contract or act by a vote sufficient for such purposes without the vote of such interested director, if any; provided that any such director may be counted in determining the presence of a quorum at any such meeting of the Board of Directors or the Executive Committee; or

                    (ii) the fact of such common directorship, officership or financial or other interest is disclosed or known to the shareholders entitled to vote on the transaction, contract or act and the transaction, contract or act is approved by vote of the shareholders entitled to vote thereon, whether or not the Board of Directors or the Executive Committee has approved the transaction, contract or act.

                    Any such transaction, contract or act which is ratified by a majority in interest of a quorum of the shareholders of the Corporation having voting power at any annual or special meeting called for such purpose, shall, if such common ownership or financial or other interest is disclosed in the notice of the meeting, be valid and as binding as though approved or ratified by every shareholder of the Corporation, except as otherwise provided by the laws of the State of New York."

     FOURTH: The stated capital is increased from $-0- to $50,000 by virtue of the change in the par value of the outstanding shares from $-0- to $.0001.

     The amendments effectuated by this Certificate of Amendment of the Certificate of Incorporation were authorized by unanimous written consent of all the shareholders of the Corporation following authorization by the Board of Directors by unanimous written consent.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 28th day of April, 1999.

                                            By:
                                               ---------------------------------
                                                Darrell Lerner, President

                                            By:
                                               ---------------------------------
                                                James Tubbs, Secretary/Treasurer


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